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                                                                  Exhibit 3.53


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         WILSONS LEATHER OF TEXAS INC.

                             (a Texas corporation)

                                    ________

                                   ARTICLE I
                                   ---------

                                  SHAREHOLDERS
                                  ------------

     1.  SHARE CERTIFICATES.  Certificates representing shares of the
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Corporation shall set forth thereon the statements prescribed by the Texas
Business Corporation Act (the "Business Corporation Act") and by any other applicable provision of law, which shall be signed by the President or a Vice-President and the Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     No certificate shall be issued for any share until the consideration therefor has been fully paid.

     2.  SHARE TRANSFERS.  Upon compliance with any provisions restricting the
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transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, and, in accordance with the provisions of the Business Corporation Act, transfers of shares of the Corporation shall be made only on the share transfer records of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the share transfer records of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.
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     3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
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shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such share transfer records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired. Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.

     4.  SHAREHOLDER MEETINGS.
         ----------- --------

     a.  TIME.  The annual meeting shall be held on the date fixed from time to
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time by the Board of Directors; provided that any such date shall not be more than thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Texas Business Corporation Act confers the right to call a special meeting upon the shareholders.

     b.  PLACE.  Annual meetings and special meetings shall be held at such
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place within or without the State of Texas as shall be fixed from time to time by the Board of Directors.

     c.  CALL.  Annual meetings may be called by the Board of Directors or the
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President or by any officer instructed by the Board of Directors or the
President to call the meeting. Special meetings may be called in like manner or by any other person or persons authorized to do so by the provisions of the Business Corporation Act.

     d.  NOTICE OR WAIVER OF NOTICE.  Written or printed notice stating the
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place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the

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date of the meeting, either personally or by mail, by or at the direction of the
President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. The notice of any annual meeting shall also contain a statement of the purpose or purposes thereof whenever the Business Corporation Act shall require such statement. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation
Act. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by any such shareholder, whether before or after the time stated therein, shall be the equivalent to giving such notice. Notice need not be given to a shareholder in circumstances in which the Business Corporation Act authorizes the omission of such notice.

     e.  VOTING LIST.  The officer or agent having charge of the share transfer
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records for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The list shall be kept on file at the registered office or principal place of business of the Corporation in the State of Texas for a period of at least ten days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders.

     f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be presided
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over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     g.  QUORUM.  With respect to any matter, a quorum shall be present at a
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meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

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     h.  VOTING.  Shareholders shall not be entitled to cumulate their votes in
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the election of directors.  In the election of directors, a plurality of the votes cast shall elect. Except as the Business Corporation Act, the articles of incorporation, or these Bylaws may otherwise provide, the affirmative vote of the holders of a majority of the shares entitled to vote on and that voted for or against or expressly abstained with respect to that matter at a meeting of shareholders at which quorum is present shall be the act of the shareholders.

     5.  INFORMAL ACTION.  Any action required by the Business Corporation Act
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to be taken at a meeting of shareholders, and any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is subject of the consent.

     Subject to the provisions required or permitted by the Business Corporation Act for notice of meetings, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

     1.  FUNCTIONS GENERALLY.  The powers of the Corporation shall be exercised
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by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors.

     2.  QUALIFICATIONS AND NUMBER.  A director need not be a shareholder or a
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resident of the State of Texas.  The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

     3.  ELECTION AND TERM.  The initial Board of Directors shall consist of the
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directors named in the articles of incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual

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meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders but which are not filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists. Subject to any limitations imposed by the Business Corporation Act, any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     4.  MEETINGS.
         --------

     a.  CALL.  No call shall be required for regular meetings for which the
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date, time and place have been fixed by the Board of Directors.  Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

     b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required
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for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     c.  QUORUM AND ACTION.  A majority of the full Board of Directors shall
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constitute a quorum unless a different number or portion is required by law.
Except as herein otherwise provided, and except as may be otherwise provided by law, the articles of incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     d.  CHAIRMAN OF THE MEETING.  Meetings of the Board of Directors shall be
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presided over by the following persons in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, or any other director chosen by the Board of Directors.

     5.  REMOVAL OF DIRECTORS.  The entire Board of Directors or any individual
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director may be removed from office in conformance with the provisions of the
Business Corporation Act.

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     6.  COMMITTEES.  The Board of Directors, may, by resolution adopted by a
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majority of the full Board of Directors, designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

     7.  INFORMAL ACTION.  Any action required or permitted to be taken at a
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meeting of directors or of any committee, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or committee, as the case may be.

     Subject to the provisions required or permitted by the Business Corporation Act for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

     The Corporation shall have a President and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as the Board of Directors may deem appropriate. The Corporation may have such other officers, including assistant officers, and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     The officers and agents of the Corporation shall have the authority and perform the duties in the management of the Corporation as determined by the resolution electing or appointing them, as the case may be.

     The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the Corporation will be served thereby.

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                                   ARTICLE IV
                                   ----------

                                INDEMNIFICATION
                                ---------------

     The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                                 CORPORATE SEAL
                                 --------------

     The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Act, the Corporation shall not be required to have a seal.

                                   ARTICLE VI
                                   ----------

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                              CONTROL OVER BYLAWS
                              -------------------

     After the adoption of the initial Bylaws by the initial Board of Directors, the Board of Directors may amend or repeal the Bylaws or adopt new Bylaws except as otherwise provided by the Business Corporation Act.

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